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EUA ENERGY CAPITAL & SERVICES II
Balance Sheet
At September 30, 2000
(expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)
ASSETS
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

Non-utility property, net     $ 0.5
Leases receivable          0.7
Other          1.6
                              -----
     Total other investments               2.8
                              -----
Current Assets:
     Cash and temporary cash investments               0.8
     Leases receivable                         0.5
     Accounts receivable, net
          Customers          0.6
          Others                         0.5
     Accounts receivable-associated companies               7.2
                                        -----
               Total current assets                    9.6
                                        -----
                              $12.4
               Total assets                         =====

CAPITALIZATION AND LIABILITIES
------------------------------
Capitalization:
     Partnerships' capital                         $ 7.3
                                        -----
               Total capitalization                    7.3
                                        -----
Current Liabilities:
     Accounts payable - associated companies               1.5
     Other current liabilities               2.9
                                        -----
               Total current liabilities               4.4
                                        -----
Deferred credits                         0.7
                                        -----
               Total liabilities and capitalization               $12.4
                                        =====
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